CONSENT OF KPMG LLP

Consent of Independent Registered Public Accounting Firm

The Board of Directors

WSFS Financial Corporation:

We consent to the incorporation by reference in the registration statement on Form S-8 of WSFS Financial Corporation related to the WSFS Financial Corporation 2005 Incentive Plan of our reports dated March 9, 2007, with respect to the consolidated statement of condition of WSFS Financial Corporation and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the 2006 annual report incorporated by reference in the December 31, 2006 Form 10-K of WSFS Financial Corporation.

/s/ KPMG LLP

Philadelphia, Pennsylvania
September 28, 2007